Thrift Washington, DC 20549 ________________________________________ FORM 11-K Full title of the Plan) VULCAN MATERIALS COMPANY (Name of issuer of the securities held pursuant to the Plan)

Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-147449 and 333-160302 on Form S-8 of our report dated June 24, 2014 relating to the financial statements and supplemental schedule of the Vulcan Materials Thrift Plan for Salaried Employees appearing in this Annual Report on Form 11-K of Vulcan Materials Company Thrift Plan for Salaried Employees for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 24, 2014

Exhibit 23(a)